Exhibit 10.4
PLEDGE AGREEMENT
THIS PLEDGE AGREEMENT is made as of the 11th day of July, 2008, by IVANHOE ENERGY INC., a corporation incorporated under the laws of the Yukon Territory (the “Corporation”) in favour of TALISMAN ENERGY CANADA (who and whose successors and assigns are herein called the “Secured Party”).
WHEREAS:
The Corporation has issued its debenture dated as of the date hereof to the Secured Party in the principal amount of Cdn. $67,500,000 (such debenture as amended, supplemented or restated from time to time is herein called the “Debenture”); and
The Corporation has agreed to pledge the Debenture to the Secured Party as general and continuing collateral security for the indebtedness and obligations of the Corporation as hereinafter set forth;
NOW THEREFORE in consideration of the premises and of the sum of $10.00 now paid by the Secured Party to the Corporation, the receipt and sufficiency of which are hereby acknowledged, the Corporation agrees with the Secured Party as follows:
1.	Defined Terms and Headings
(a)	Terms and expressions which are defined in the Debenture shall, when used herein, and unless otherwise defined or indicated herein, have the meanings ascribed to them in the Debenture;
(b)	The division of this Agreement into Sections and the insertion of headings is for convenience of reference only and shall not affect the construction or interpretation of this Agreement;
(c)	The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any amendments or supplements hereto. Unless otherwise stated, references herein to Sections are to Sections of this Agreement;
(d)	Words importing the singular number shall include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders; and
(e)	The word “including” shall not be construed to limit or restrict the matter that precedes it.
2.	Pledge of Debenture
The Debenture is hereby delivered and assigned, deposited with and pledged to the Secured Party to be held by the Secured Party as continuing collateral security for the payment and performance in full by the Corporation of all of the liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Corporation to the Secured Party under or in connection with each of the Transaction Documents and every part of such liabilities and obligations (collectively, the “Liabilities”).
3.	Rights as Secured Party to Enforce Debenture
The Secured Party is hereby authorized as the Secured Party of the Debenture, and without selling or purchasing the Debenture, to exercise any and all rights of a Secured Party of the Debenture, both before and after the occurrence of an Event of Default under the Debenture (herein called an “Event of Default”), to enforce all terms, covenants, provisions and agreements therein contained, and after an Event of Default has occurred and is continuing, to enforce the security thereby constituted and to exercise or cause to be exercised all or any of the remedies therein provided to or for the benefit of the Secured Party under the Debenture. Except as provided in Sections 8 and 9 hereof, nothing herein shall be deemed to suspend or otherwise modify or affect the obligations of the Corporation or the rights of the Secured Party under the Debenture, all as provided in the Debenture.
4.	Realization by Sale
In addition to the foregoing rights and remedies, the Secured Party shall be entitled, upon an Event of Default occurring, to sell or otherwise dispose of the Debenture by public sale (including public auction) or private or closed tender or by private contract, with only those notices, if any, as are required by Applicable Law, and with or without advertising and without any other formality (except as otherwise required by applicable law), and such sale or disposition shall be on such terms and conditions as to title, credit and otherwise and as to upset or reserve bid or price as may seem advantageous to the Secured Party, and the Secured Party shall not be required to accept the highest or any bid or tender at any public sale. The Secured Party may itself purchase the Debenture unless prohibited from doing so by Applicable Law. The Secured Party may rescind or vary any contract for the sale or other disposition of the Debenture and may resell the Debenture without being answerable for any loss occasioned thereby, and may delay any sale or disposition of the Debenture in whole or in part.
5.	Proceeds of Realization
The proceeds from any exercise or enforcement of all or any of the rights and remedies of the Secured Party hereunder shall be applied by the Secured Party on account of the Liabilities in such order or manner as the Secured Party and Corporation may agree to or, failing that, as the Secured Party may determine, all without prejudice to the Secured Party’s claim upon the Corporation for any deficiency under the Liabilities, provided the Secured Party shall only be liable to account for amounts actually received by it.
6.	Power of Attorney
To give full effect hereto, the Secured Party or any officer of the Secured Party is hereby appointed attorney irrevocably of the Corporation, with full power of substitution, for and in the name of the Corporation to sign and seal all documents and to fill in all blanks in signed powers of attorney and transfers necessary in order to complete the transfer of the Debenture to the Secured Party or its officers or to any purchaser.

7.	Records
The records of the Secured Party as to payment of any Liabilities being in default or of any demand for payment having been made will be prima facie evidence of such default or demand, absent manifest error.
8.	Satisfaction of Interest
Full payment by the Corporation to the Secured Party of interest as may be provided for in the Notes or the Asset Transfer Agreement for any period in respect of the debts, liabilities and obligations of the Corporation to the Secured Party thereunder shall be deemed to be payment in full satisfaction of any interest payment for the same period in respect of the corresponding Principal Sum provided for under the terms of the Debenture.
9.	Principal Sum
Notwithstanding the Principal Sum of the Debenture and the interest rate provided for therein on such Principal Sum, the obligations secured by the deposit to the Secured Party of the Debenture as provided for herein shall not exceed the amount of the Liabilities.
10.	Charges and Expenses
The Corporation shall pay to the Secured Party all reasonable out-of-pocket costs and expenses, including all reasonable legal fees (on a solicitor and his own client basis) and other reasonable expenses incurred by the Secured Party from time to time in the registration, enforcement, realization and collection of or in respect of this Agreement. All such amounts shall become part of the Liabilities, shall be payable by the Corporation on demand, shall bear interest at the rate set forth in the Debenture in respect of the principal amount thereof calculated from the date incurred by the Secured Party to the date paid by the Corporation, and such amounts and interest shall be secured by the Debenture. This provision shall not be construed to limit any other provisions of the Debenture dealing with the charge-back to the Corporation of expenses incurred by the Secured Party.
11.	Remedies Not Exclusive
Each and every right, remedy and power conferred by this Agreement is in supplement of and in addition to and not in substitution for any other right, remedy or power the Secured Party may have from time to time under this Agreement, the Debenture or the other Transaction Documents, or in any other agreement or under the law in force at the time of the exercise of such right, remedy or power. The Secured Party may proceed by way of any action, suit, remedy or other proceeding at law or in equity and no such remedy for the enforcement of the rights of the Secured Party shall be exclusive of or dependent on any other such remedy. Any one or more of such remedies may from time to time be exercised separately or in combination. Notwithstanding the foregoing, the Secured Party shall not be bound to deal with the Debenture, to exercise any right or remedy as aforesaid, or to preserve rights against other persons.

12.	Extensions
The Secured Party may grant renewals, extensions of time and other indulgences, take, release and give up securities, accept compositions, grant releases and discharges, perfect or fail to perfect any securities, and otherwise deal or fail to deal with the Corporation, guarantors, sureties and others and with the Debenture and other securities as the Secured Party may see fit, all without prejudice to the liability of the Corporation to the Secured Party or the rights and powers of the Secured Party under this Debenture or the other Transaction Documents.
13.	Amendments or Supplemental Debentures
Any amendments or supplemental debentures to or restatements of the Debenture shall, upon execution by the Corporation and delivery to the Secured Party, be deemed to be deposited hereunder and included in the term “Debenture” for the purposes hereof, unless expressly provided otherwise.
14.	No Merger
Neither the taking of any judgment nor the exercise of any power of sale shall operate to extinguish the liability of the Corporation to make payment of, or to satisfy the Liabilities nor shall the acceptance of any payment or alternate security constitute or create any novation, and it is further agreed that the taking of a judgment or judgments under any of the covenants herein contained shall not operate as a merger of such covenants.
15.	Governing Law
This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated as an Alberta contract. The Corporation irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Alberta, without prejudice to the rights of the Secured Party to take proceedings in any other jurisdictions.
16.	Assignment by Corporation
Subject to Section 4.1(t) of the Debenture, the Corporation shall not and cannot assign its obligations under this Agreement, or take any steps or enter into any transaction of any nature which would have that effect, without the prior written consent of the Secured Party, which may be arbitrarily withheld. Subject thereto, all obligations of the Corporation hereunder shall bind the Corporation and its successors and assigns.
17.	Assignment by Secured Party
Subject to any agreement to the contrary between the Corporation and the Secured Party, the Secured Party may at any time assign this Agreement.

18.	Copy Received
The Corporation acknowledges having received from the Secured Party a copy of this executed Agreement and waives its right to receive a copy of any financing statement or financing change statement registered in respect thereof or any verification or confirmation statement provided in respect thereof.
19.	Severability
If one or more of the provisions of this Agreement is, or is adjudged to be, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, and such invalid, illegal or unenforceable provision shall, to the extent permitted at law, be severable.
20.	Waivers and Consents
No waiver of any provision hereof, or consent to any action or inaction shall be effective unless the same is in writing and signed by the party granting the same. Such waivers and consents shall not extend to any matters other than those in respect of which the same were given, and the same may be subject to such conditions as the party giving the same may stipulate.
21.	Further Assurances
(a)	Each party shall promptly cure any defect by it in the execution and delivery of this Agreement.
(b)	The Corporation, at its expense, shall promptly deliver to the Secured Party, upon request by the Secured Party in writing, all such other and further documents, agreements, opinions, certificates and instruments (executed, as necessary) in order to give effect to the covenants and agreements of the Corporation in this Agreement, all as may be reasonably necessary or appropriate in connection therewith.
22.	Not Bound to Advance or Commit
Neither the execution and delivery nor the registration of the Debenture shall for any reason whatsoever obligate or bind the Secured Party to advance any moneys or provide any credit or make any commitment or, having advanced or committed a portion, obligate the Secured Party in any way to advance or commit the balance or any further portion thereof; but nevertheless the Debenture and the mortgages, charges and security interests thereby constituted shall take effect forthwith upon execution of the Debenture and shall operate as security for the Liabilities.

23.	Effective Notice
Any and all notices or other communications required or permitted pursuant to this Agreement shall be in writing and shall be given in the manner stipulated in the Debenture.
     IN WITNESS WHEREOF the Corporation has executed and delivered this Agreement as of the 11th day of July, 2008.

IVANHOE ENERGY INC.

Per:	/s/ “Ian S. Barnett”